                                                                     EXHIBIT 4.4


                             CERTIFICATE OF TRUST
                                      OF
                     TLFC IV EQUIPMENT LEASE TRUST 1996-1

        THIS Certificate of Trust of TLFC IV Equipment Lease Trust 1996-1 (the "Trust"), dated as of November 22, 1996, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C Section 3801 et seq.).

        1. Name. The name of the business trust form hereby is TLFC IV Equipment Lease Trust 1996-1.

        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Suite 550, Delaware 19801.

        3. Effective Date. This Certificate of Trust shall be effective on November 26, 1996.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as the date first-above written.

                                        BANKERS TRUST (DELAWARE), not in
                                        its individual capacity but solely
                                        as Owner Trustee under a Trust
                                        Agreement dated as of November 26,
                                        1996


                                        By:     /s/ M. Lisa Wilkins
                                        Name:   M. Lisa Wilkins
                                        Title:  Assistant Secretary